AGREEMENT OF SHAREHOLDER
                          (Series A Preferred: _______)


     This Agreement of Shareholder (the "Shareholder Agreement") is made and is effective as of April 9, 2001, by and between ____________________ ("Shareholder") and Comerica Bank-Texas ("Bank"). Reference is made to the Series A Preferred Stock (the "Stock"), as authorized and issued by Zimmerman Sign Company, a Texas corporation ("Issuer").


         For valuable consideration, Shareholder and Bank agree as follows:

1. Ownership. Shareholder is the record and beneficial owner of shares of Stock and has the right and authority to enter into this Shareholder Agreement for the purposes herein expressed regarding such shares of Stock.

2. No Payment of Cash Dividends. For the period commencing with the date of this Shareholder Agreement and continuing through July 1, 2002, Shareholder will not receive, accept or cause to be paid (or vote Shareholder's Stock in favor of the payment of) any cash dividends on any shares of the Stock owned by Shareholder. As used herein, cash dividends means any dividends paid in cash, cash equivalents, or property, and shall not include dividends paid in the same class of stock of Issuer as is the Stock.

3. Accrual of Cash Dividends. Accrual of cash dividends during the above-described suspension period will be permitted, and Bank agrees that such accrual will not constitute an Event of Default under the Second Amended and Restated Revolving Credit and Term Loan Agreement (as amended) dated as of September 30, 1998 between Bank and Issuer.


         This Shareholder Agreement will be governed by the laws of the State of Texas. This Shareholder Agreement may be executed in one or more counterparts, each of which will be deemed an original, and which together will constitute one agreement.

                               BANK:

                               COMERICA BANK-TEXAS


                               By: /s/ Deborah T. Purvin
                               Name:   Deborah T. Purvin
                               Title:  Vice President


                               SHAREHOLDER:


                               By:
                               Name:
                               Its:


         The undersigned Issuer, as of the above date, agrees not to pay any dividends in violation of the terms of this Shareholder Agreement, and further represents and warrants to Bank that it has the power and authority to execute, deliver and perform this Shareholder Agreement as a binding agreement of Issuer.

                               ISSUER:

                               ZIMMERMAN SIGN COMPANY


                               By:  /s/  Jeffrey P.  Johnson

                               Its: Vice President, Chief Financial Officer and Secretary